UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 1, 2005

SOUTHFIRST BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE (State of Incorporation)	1-13640 (Commission File Number)	63-1121255 (I.R.S. Employer Identification No.)

126 North Norton Avenue, Sylacauga, Alabama 35150
(Address of Principal Executive Offices / Zip Code)

(205) 245-4365
(Registrant’s telephone number, including area code)

Item 1.01	Entry Into a Material Definitive Agreement.

     Effective January 1, 2005, SouthFirst Bancshares, Inc. has agreed to amend and restate its existing employment agreement with Joe K. McArthur, its Chief Executive Officer, to extend its term for an additional year, modify certain aspects of the change in control provision and mandate alternate dispute resolution processes in lieu of court action. Conforming changes were also made to the existing employment agreements that First Federal of the South (“First Federal”), a wholly-owned subsidiary and federally chartered stock savings association of SouthFirst Bancshares, has with each of Joe K. McArthur, President of First Federal, and Sandra H. Stephens, Executive Vice President and Chief Operating Officer of First Federal. Additional conforming changes were also made to the employment agreements that Pension & Benefit Financial Services, Inc., d/b/a Pension & Benefit Trust Company (“Pension & Benefit”), a wholly owned subsidiary of First Federal, has with each of J. Malcomb Massey, President and Chief Executive Officer of Pension & Benefit, and Ruth M. Roper, Executive Vice President of Pension & Benefit. Copies of the form of each of these agreements are attached hereto as Exhibit 99.1.

(a) Exhibits.

     99.1 Form of Amended and Restated Employment Agreement effective as of January 1, 2005 between SouthFirst Bancshares, Inc. and Joe K. McArthur.

     99.2 Form of Amended and Restated Employment Agreement effective as of January 1, 2005 between First Federal of the South and Joe K. McArthur.

     99.3 Form of Amended and Restated Employment Agreement effective as of January 1, 2005 between First Federal of the South and Sandra H. Stephens.

     99.4 Form of Amended and Restated Employment Agreement effective as of January 1, 2005 between Pension & Benefit Financial Services, Inc. and J. Malcomb Massey.

     99.5 Form of Amended and Restated Employment Agreement effective as of January 1, 2005 between Pension & Benefit Financial Services, Inc. and Ruth M. Roper.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHFIRST BANCSHARES, INC.
Dated: January 6, 2005	By:	/s/ Joe K. McArthur
Joe K. McArthur
Chief Executive Officer

Exhibit Page

Exhibit
No.	Description of Exhibit
99.1	Form of Amended and Restated Employment Agreement effective as of January 1, 2005 between SouthFirst Bancshares, Inc. and Joe K. McArthur.

99.2	Form of Amended and Restated Employment Agreement effective as of January 1, 2005 between First Federal of the South and Joe K. McArthur.

99.3	Form of Amended and Restated Employment Agreement effective as of January 1, 2005 between First Federal of the South and Sandra H. Stephens.

99.4	Form of Amended and Restated Employment Agreement effective as of January 1, 2005 between Pension & Benefit Financial Services, Inc. and J. Malcomb Massey.

99.5	Form of Amended and Restated Employment Agreement effective as of January 1, 2005 between Pension & Benefit Financial Services, Inc. and Ruth M. Roper.